UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 24, 2017, CF Industries Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission reporting the election of new directors. The Company is filing this Amendment No. 1 to the Original 8-K to correct the disclosure under Item 5.02 regarding committees of the board to which the new directors have been named.  This Amendment No. 1 sets forth the complete text of each item as amended. Except as stated in this Explanatory Note, the Original 8-K remains unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, the Board of Directors (the “Board”) of CF Industries Holdings, Inc. (the “Company”) increased the size of the Board from ten to twelve directors and elected John W. Eaves and Michael J. Toelle to the Board effective immediately. In connection with Mr. Eaves’ election to the Board, he has been appointed to serve as a member of the Audit Committee of the Board and the Corporate Governance and Nominating Committee of the Board.  In connection with Mr. Toelle’s election to the Board, he has been appointed to serve as a member of the Compensation Committee of the Board and the Corporate Governance and Nominating Committee of the Board.  Upon their election to the Board, as non-employee directors, Messrs. Eaves and Toelle each received a restricted stock grant under the Company’s 2014 Equity and Incentive Plan with a fair market value of $120,000. In addition, as non-employee directors, each of Messrs. Eaves and Toelle is entitled to an annual cash retainer of $100,000, payable quarterly in advance, including $25,000 for the current quarterly period which began May 12, 2017. Each of Messrs. Eaves and Toelle has entered into the Company’s standard indemnification agreement for officers and directors, under which the Company is required to indemnify the director to the fullest extent permitted by the General Corporation Law of the State of Delaware in connection with any proceedings relating to the director being or having been a director of the Company and to advance any expenses incurred by the director in connection with such proceedings. A form of the Company’s standard indemnification agreement was filed as Exhibit 10.10 to Amendment No. 2 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on July 20, 2005 (File No. 333-124949).

On July 24, 2017, the Company issued a press release regarding Mr. Eaves’ and Mr. Toelle’s election to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2017	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
Douglas C. Barnard
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 24, 2017